Exhibit 99.1

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of August 11, 2021

among

PERKINELMER, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as the Administrative Agent,

GOLDMAN SACHS BANK USA

as Syndication Agent,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

GOLDMAN SACHS BANK USA,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

Table of Contents (continued)

ii

Table of Contents (continued)

iii

SCHEDULES

2.01	Commitments and Applicable Percentages
7.01	Existing Liens
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	[Reserved]
C	Committed Loan Notice
D	Compliance Certificate
E	Solvency Certificate
F	[Reserved]
G	[Reserved]
H	Note
I	[Reserved]
J	Notice of Loan Prepayment
K	[Reserved]
L-1-4	U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time, and including all schedules, exhibits and annexes hereto, this “Agreement”) is entered into as of August 11, 2021 among PERKINELMER, INC., a Massachusetts corporation (the “Company”), the Lenders and BANK OF AMERICA, N.A., as the Administrative Agent.

WHEREAS, the Company has requested that the Lenders make loans and other financial accommodations to the Company as set forth herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Company, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Business” has the meaning specified in the definition of Acquisition.

“Acquired Business Material Adverse Effect” means “Material Adverse Effect” as defined in the Acquisition Agreement (as in effect on July 25, 2021).

“Acquisition” means the acquisition by the Company or one or more of the Company’s wholly-owned subsidiaries of all of the outstanding equity interests of BioLegend, Inc. (the “Target”, and together with its subsidiaries, the “Acquired Business”) pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger (including the exhibits, schedules and all related documents thereto) dated as of July 25, 2021 among, the Company, Burton Acquisition I, Inc., Burton Acquisition II, Inc., the Target and Gene Lay, solely in his capacity as the stockholder representative, as amended, supplemented or otherwise modified from time to time.

“Acquisition Agreement Representations” means the representations made by or with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders (but only to the extent that the Company or its applicable subsidiaries have the right to terminate their respective obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, determined without regard to whether any notice is required to be delivered by the Company).

“Adjustment” has the meaning specified in Section 3.03(b).

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments in effect on the Effective Date equal FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries at such time concerning or relating to bribery or corruption.

“Applicable Margin” means, from time to time, the following percentages per annum, based upon the Debt Ratings from S&P, Moody’s and Fitch as set forth below:

Category	Debt Ratings (Moody’s / S&P / Fitch)	Eurocurrency Rate Loans	Base Rate Loans
1	A3 / A- / A- or higher	0.875%	0.000%
2	Baa1 / BBB+ / BBB+	1.000%	0.000%
3	Baa2 / BBB / BBB	1.125%	0.125%
4	Baa3 / BBB- / BBB-	1.250%	0.250%
5	Ba1 / BB+ / BB+ or lower	1.500%	0.500%

For purposes of the foregoing: (a) if none of Moody’s, S&P or Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then Category 5 shall be in effect; (b) if only one of Moody’s, S&P and Fitch provides a rating for the Index Debt, the Category corresponding to such rating shall be in effect; (c) if only two of Moody’s, S&P and Fitch provides a rating for the Index Debt, the Category based on the higher of the two ratings shall apply unless one of the two ratings is two or more Categories lower than the other, in which case the Category then in effect shall be determined by reference to the Category next below that of the higher of the two ratings; (d) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Categories, the Category then in effect shall be (i) the Category in which two of the ratings fall, or (ii) if there is no such Category, the Category in which the intermediate rating shall fall; and (e) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 6.03(f) or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the definition of Applicable Margin to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (a) Goldman Sachs, in its capacity as a joint lead arranger and a joint bookrunner, (b) Bank of America, in its capacity as a joint lead arranger and a joint bookrunner, (c) JPMorgan Chase Bank, N.A., in its capacity as a joint lead arranger and a joint bookrunner and (d) Well Fargo Bank, National Association, in its capacity as a joint lead arranger and a joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent and reasonably acceptable to the Company.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended January 3, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Effective Date to and including the earlier of (i) the Commitment Termination Date and (ii) the date that the Acquisition Agreement is terminated by the Company in a signed writing in accordance with its terms.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)    For purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b)    the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2)    For purposes of Section 3.03(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the manager or managers, the director or directors, the managing member or managing members, or, in each case, any controlling committee thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“BofA Securities” means BofA Securities, Inc.

“Borrower Materials” has the meaning specified in Section 6.02.

“Bridge Arranger” means Goldman Sachs in its capacity as sole lead arranger and sole bookrunner under the Bridge Commitment Letter.

“Bridge Commitment Letter” means that certain Commitment Letter, dated as of July 25, 2021, between Goldman Sachs and the Company.

“Bridge Facility” means the senior unsecured 364-day bridge loan facility contemplated by the Bridge Commitment Letter.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to interest at a rate based on the Eurocurrency Rate, means any such day that is also a London Banking Day.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any

Governmental Authority; or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes, or obtains rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis; or

(b)    a “change of control” or any comparable term under, and as defined in, any Indebtedness of the Company with an outstanding principal amount in excess of the Threshold Amount shall have occurred, except for so long as the Company is not required to prepay or repurchase or offer to prepay or repurchase such Indebtedness as a result of such event.

“Closing Date” means the first date all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Company pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Termination Date” means the earlier to occur of (i) the consummation of the Acquisition without using the Loans and (ii) 11:59 p.m. New York City time on the date that is five (5) Business Days after the Termination Date (as defined in the Acquisition Agreement as in effect on July 25, 2021 and as may be extended pursuant to the terms of the Acquisition Agreement; provided, however, that for the purposes of this Agreement, in no event shall the Termination Date extend past January 31, 2022).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following without duplication and to the extent deducted in calculating such Consolidated Net Income: (i) total Federal, state, foreign or other income or franchise taxes for such period, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, (v) any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any restructuring or consolidation charges or restructuring or consolidation reversals, (C) any loss from Dispositions or the sales of assets outside the ordinary course of business, (D) acquisition and divestiture-related costs, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (F) expenses related to implementation of cost savings and business optimization initiatives and operating expense reductions and (G) non-recurring non-cash expenses that represent an accrual or reserve for a cash expenditure in a future period (it being understood and agreed that such cash expenditure in such future period shall be subtracted from Consolidated EBITDA pursuant to clause (b)(iii) below when paid), and (vi) all other non-cash charges and expenses including gain or loss adjustment related to the Company’s pension and post-retirement plans for the difference between expected and actual actuarial assumptions, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary, unusual or non-recurring income or gains (including any gain from Dispositions or the sales of assets outside of the ordinary course of business), (ii) income tax credits (to the extent not netted from income tax expense), (iii) all cash payments made on account of non-recurring non-cash expenses added back to Consolidated EBITDA pursuant to clause (a)(v)(G) above in a previous period (it being understood that this clause (b)(iii) shall not be utilized in reversing any non-cash expense added back to Consolidated EBITDA), and (iv) all other non-cash income and gains.

“Consolidated Interest Coverage Ratio” means, for the Company and its Subsidiaries for each period of four consecutive fiscal quarters, the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case, for such period; provided that for purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of such Consolidated EBITDA, (a) the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period or after such period and on or prior to the date of determination shall be included on a pro forma basis for such four fiscal quarter period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such four fiscal quarter period) if (solely in the case of any Person acquired by the Company for an aggregate consideration in excess of $200,000,000) the Administrative Agent shall have received a certificate of a Financial Officer attaching supporting calculations in reasonable detail with respect to the Consolidated EBITDA of such acquired Person and its consolidated Subsidiaries to be included in the calculation of Consolidated EBITDA of the Company and its Subsidiaries, and (b) the

Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), and in each case where Consolidated EBITDA of a Person is included or excluded, as the case may be, the Consolidated Interest Expense of such Person shall also be included or excluded, as applicable, for such four fiscal quarter period, if the related Indebtedness is outstanding as of the date of calculation.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total accrued interest expense whether or not paid in cash (including that attributable to Capitalized Leases) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing but excluding, for the avoidance of doubt, premium in connection with the repurchase, redemption or prepayment of any Indebtedness), in each case to the extent treated as interest in accordance with GAAP; provided that total accrued interest expense of such Person with respect to Pre-Funded Acquisition Debt shall be excluded to the extent such Indebtedness remains Pre-Funded Acquisition Debt.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such day, to (b) Consolidated EBITDA of the Company and its Subsidiaries for the period of the four fiscal quarters most recently completed; provided that for purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of Consolidated EBITDA, (i) the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period or after such period and on or prior to the date of determination shall be included on a pro forma basis for such four fiscal quarter period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such four fiscal quarter period) if (solely in the case of any Person acquired by the Company for an aggregate consideration in excess of $200,000,000) the Administrative Agent shall have received a certificate of a Financial Officer attaching supporting calculations in reasonable detail with respect to the Consolidated EBITDA of such acquired Person and its consolidated Subsidiaries to be included in the calculation of Consolidated EBITDA of the Company and its Subsidiaries, and (ii) the Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), and in each case where Consolidated EBITDA of a Person is included or excluded, as the case may be, the Consolidated Total Debt of such Person shall also be included or excluded, as applicable, as of the last day of such four fiscal quarter period, if the related Indebtedness is outstanding as of the date of calculation.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Sections, the most recent financial statements referred to in Section 5.05(b)).

“Consolidated Total Capitalization” means, at any date, the sum of (a) Consolidated Total Debt as of such date, plus (b) the consolidated shareholder’s equity for the Company and its Subsidiaries as reflected on the most recent balance sheet for the Company and its Subsidiaries theretofore delivered to the

Administrative Agent pursuant to this Agreement, plus (c) any non-cash charges or expenses associated with the write-down of goodwill and/or other intangible assets of the Company and its Subsidiaries in an aggregate amount not to exceed the greater of (i) $200,000,000, and (ii) 5% of consolidated total intangible assets of the Company and its Subsidiaries (determined by reference to the most recent balance sheet delivered by the Company to the Administrative Agent pursuant to this Agreement), in each case incurred or booked from and after the Effective Date.

“Consolidated Total Debt” means, at any date, without duplication, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date (including all Indebtedness under Synthetic Lease Obligations to be entered into by the Company and its Subsidiaries from time to time, any Receivables Facility and all net obligations under Swap Contracts), determined on a consolidated basis in accordance with GAAP but excluding the aggregate principal amount of Pre-Funded Acquisition Debt; provided that if, as of any date, the Company or any Subsidiary (a) delivers (or causes to be delivered) an irrevocable repayment or redemption notice on or prior to such date that results in Indebtedness of the Company or such Subsidiary in the form of debt securities being due and payable in full not later than 30 days after such repayment or redemption notice has been delivered, and (b) deposits on or prior to such date cash with or for the benefit of the trustee or holders of such Indebtedness to fund such repayment or redemption in full, then such Indebtedness shall be considered repaid or redeemed for purposes of determining Consolidated Total Debt as of such date (it being understood that if, as of any date, any such deposit referred to in the foregoing clause (b) is returned and the corresponding Indebtedness is not repaid or redeemed, but remains outstanding, such Indebtedness shall no longer be considered repaid or redeemed as of such date).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Credit Party” means the Administrative Agent or any Lender.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch of the Index Debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.

“Designated Lender” shall have the meaning set forth in Section 2.19.

“Disposition” or “Dispose” means the sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and including any sale of Equity Interests in a Subsidiary or any issuance of Equity Interests by a Subsidiary of the Company to a Person other than the Company or another Subsidiary of the Company. The term “Disposition” shall not include any issuance of Equity Interests of the Company or any casualty or condemnation.

“Disqualified Institution” means (a) entities that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries or of the Acquired Business or its Subsidiaries and which are specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 11.02 prior to the Effective Date, (b) any other entity that is reasonably determined by the Company to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the DQ List, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 11.02, and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (i) are clearly identifiable as Affiliates of such entities based solely on the similarity of such Affiliates’ and such entities’ names, and (ii) are not bona fide debt investment funds. It is understood and agreed that (A) any supplement to the DQ List contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (B) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (C) the Company’s failure to deliver such DQ List (or supplement thereto) in accordance with Section 11.02 shall render such DQ List (or supplement) not received and not effective, and (D) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 11.02.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 11.06(g)(iv).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)    a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Company has made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)    the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, such date being August 11, 2021.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(g).

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, governmental agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public water systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Indebtedness convertible or exchangeable into Equity Interests shall not be deemed to be Equity Interests unless and until such Indebtedness is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the institution by the PBGC of proceedings to terminate a Pension Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (where, for Multiemployer Plans, the occurrence of an imposition is to the knowledge of the Company).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means (a) for any Interest Period, with respect to any Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and (b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day; provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Debt Instrument” means each of (a) the Revolving Credit Agreement, (b) the Indenture and (c) any supplemental indenture entered into prior to July 25, 2021 providing for the issuance of notes pursuant to the Indenture.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; and (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement between the United States and any non-U.S. jurisdiction with respect to the foregoing and any law, regulation or practice adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the letter agreement, dated August 11, 2021, between the Company, Bank of America and BofA Securities.

“Finance Subsidiary” means any Subsidiary of the Company that is a special purpose entity established solely in connection with any issuance or incurrence of Indebtedness by such Subsidiary, provided that (a) such Subsidiary does not own any (i) Equity Interests in any Person, (ii) Indebtedness of any Subsidiary or other Affiliate of the Company or (iii) other assets, other than, in the case of this clause (iii), assets relating to its existence or arising under the documents creating such Indebtedness and assets arising from the investment of the proceeds of such Indebtedness in cash equivalents; (b) such Subsidiary conducts no business or operations other than activities incidental to its existence and incurrence by it of such Indebtedness and on-lending or other distribution of the proceeds of such Indebtedness to the Company; and (c) such Subsidiary does not Guarantee any Indebtedness of the Company or any other Subsidiary.

“Financial Officer” means a Responsible Officer of the Company that is the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fitch” means Fitch Ratings Ltd., and any successor thereto.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States, consistently applied and subject to Section 1.03.

“Goldman Sachs” means Goldman Sachs Bank USA.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos -containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including convertible debt obligations);

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than (i) trade letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof, and (ii) solely for purposes of calculating Consolidated Total Debt, standby letters of credit and performance letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof);

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    Capitalized Leases of such Person, Synthetic Lease Obligations of such Person and all obligations under any Receivables Facility entered into by such Person;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any parent entity of such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar limited liability entity under foreign law) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indenture” means that certain Indenture, dated as of October 25, 2011, between the Company and U.S. Bank National Association.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Company in its Committed Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period shall extend beyond the Maturity Date; and (d) with respect to the Company’s initial Interest Period election on the Closing Date, the Company may elect an initial Interest Period of less than one month for Eurocurrency Rate Loans made on the Closing Date (it being understood that the rate for such initial Interest Period will be based on Eurocurrency Rate Loans for a one month Interest Period).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received, in each case in cash, in respect of any Investment.

“Investment Grade” means that the Debt Ratings are such that at least two of the following are in effect: (a) the Company’s Debt Rating from S&P is at least BBB-; (ii) the Company’s Debt Rating from Moody’s is at least Baa3; or (iii) the Company’s Debt Rating from Fitch is at least BBB-.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns. The term “Lender” shall include any Designated Lender which has funded any Loan.

“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, each Note and the Fee Letter.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Company to perform its obligations under the Loan Documents, taken as a whole, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of the Loan Documents, taken as a whole.

“Material Subsidiary” means, on any date, any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Maturity Date” means the date that is the three year anniversary of the Closing Date; provided, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender to the Company, substantially in the form of Exhibit H.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Company or any Subsidiary to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender, in each case that are required to be paid by the Company pursuant hereto) or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any Committed Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or, with respect to any Pension Plan, any ERISA Affiliate or any such Plan to which the Company or, with respect to any Pension Plan, any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan of Reorganization” has the meaning specified in Section 11.06(g)(iii).

“Platform” has the meaning specified in Section 6.02.

“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing, in whole or in part, an acquisition for aggregate consideration (including the assumption or incurrence of Indebtedness in connection with such acquisition) equal to or in excess of $375,000,000, and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the Person(s) or assets to be acquired), which Indebtedness is issued in advance of the date of consummation of such acquisition; provided that in the event of the termination of the acquisition agreement for such acquisition as a result of the failure to consummate such acquisition, such Indebtedness shall be regarded as Pre-Funded Acquisition Debt solely for a period of 90 days after the termination of such acquisition agreement.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Rate Determination Date” means, with respect to an Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Facility” means one or more receivable facilities.

“Receivables Subsidiary” means any Subsidiary created by the Company to enter into a Receivables Facility permitted pursuant to Section 7.03(h).

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Rescindable Amount” shall have the meaning specified in Section 2.12(b)(ii).

“Resignation Effective Date” shall have the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) any of the chief executive officer, president, any executive vice president, any senior vice president, treasurer, controller, chief operating officer or chief financial officer of the Company, (b) solely for purposes of delivery of secretary’s certificates and incumbency certificates pursuant to this Agreement, the secretary or assistant secretary of the Company, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the Company so designated by any officer, director or manager of the Company identified in clause (a) or clause (b) above in a notice to the Administrative Agent.

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of September 17, 2019, among the Company, PerkinElmer Health Sciences, Inc., the other subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or modified from time to time).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries as of the Effective Date or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions and with respect to which such Sanctions apply to all Persons in such country or territory as opposed to any country or territory with respect to which Sanctions are applicable only to Persons listed in any Sanctions-related list.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union , any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) and known, after due inquiry, by the Company as such.

“Sanctions” means, at any time, economic or financial sanctions or trade embargoes imposed, administered or enforced at such time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Securities Laws” means the Securities Act, the Securities Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“SOFR” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Solvent” means that, as of the date of determination, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, equals or exceeds, the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated and going concern basis is greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Company and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses as contemplated as of such date. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard 5).

“Specified Representations” means the representations and warranties of the Company set forth in Sections 5.01(a) and 5.01(b)(ii) (as each of the foregoing are set forth in the second sentence of such section), 5.02(a), 5.02(b) (limited to non-contravention of Contractual Obligations of the Company under any Existing Debt Instrument in effect on the Closing Date (after giving effect to the Transactions) evidencing Indebtedness in a principal or committed amount in excess of the Threshold Amount and without giving effect to the Material Adverse Effect qualification or “materiality” qualification therein), 5.04, 5.14, 5.18, and 5.21 (solely with respect to use of proceeds of the Loans).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that “Swap Contract” shall exclude forward foreign currency transactions, currency swap transactions, cross currency rate swap transactions and currency options for all purposes under this Agreement except for purposes of Section 8.01(e).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” has the meaning specified in the definition of Acquisition.

“Target Revolving Credit Agreement” means that certain Credit Agreement, dated October 27, 2017, by and between the Acquired Business and J.P. Morgan Chase Bank, N.A. (as amended by Amendment No. 1, dated as of April 12, 2018, as further amended by Amendment No. 2, dated as of March 16, 2020, as further amended by Amendment No. 3, dated as of April 15, 2020, as further amended by Amendment No. 4, dated as of October 13, 2020, as further amended by Amendment No. 5, dated as of November 23, 2020 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Threshold Amount” means $250,000,000.

“Ticking Fee” has the meaning specified in Section 2.09(a).

“Ticking Fee Payment Date” has the meaning specified in Section 2.09(a).

“Total Credit Exposure” means, as to any Lender at any time, the sum of unused Commitments and Total Outstandings of such Lender at such time.

“Total Debt/Capitalization Ratio” has the meaning specified in Section 7.11.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Trade Date” has the meaning specified in Section 11.06(g)(i).

“Transactions” means (i) the Acquisition, (ii) the issuance or incurrence of Indebtedness (including the Loans) to finance a portion of the consideration paid by the Company to consummate the Acquisition and (iii) the payment of fees and expenses in connection with the foregoing.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Withholding Agent” means the Company and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In

Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, amendments and restatements, modifications, extensions, restatements, replacements or supplements set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

(e)    Any provision of Section 5.19, Section 6.08 or Section 7.10(b) shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

Section 1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2017, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Company to measure an item of Indebtedness using fair value (as permitted by FASB ASC 825–10–25 (formerly known as FASB 159) or any similar accounting standard). Notwithstanding the foregoing, for all purposes of this Agreement, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP.

(b)    Changes in GAAP. If at any time any change in GAAP (including the early adoption by the Company of any provision of GAAP) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.04    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single term loan (each such loan, a “Committed Loan”) to the Company in Dollars in a single drawing, on any Business Day during the Availability Period, in an aggregate amount (i) in accordance with its Applicable Percentage and (ii) not to exceed at any time outstanding the amount of such Lender’s Commitment. Amounts borrowed in respect of Loans under this Section 2.01 and paid or prepaid may not be reborrowed. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The Commitment of each Lender to lend to the Company shall automatically expire on the earlier to occur of (i) the Closing Date (but only after giving effect to the Loans made pursuant to this Section 2.01 on such date) and (ii) the Commitment Termination Date.

Section 2.02    Committed Borrowings; Conversions and Continuations of Committed Loans.

(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) two Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Committed Loans and (ii) on the requested date of any Committed Borrowing of Base Rate Committed Loans. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (A) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (B) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (E) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans to the Company. Any automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate

Loans. If the Company requests a Committed Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of the Administrative Agent with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Committed Loans.

(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Committed Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

Section 2.03    [Reserved].

Section 2.04    [Reserved].

Section 2.05    Prepayments. The Company may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (subject to Section 3.05); provided that, except as otherwise agreed to by the Administrative Agent: (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of

$500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; provided, further that a Notice of Loan Prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions or events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the date and the amount of such prepayment, the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

Section 2.06    Termination or Reduction of Aggregate Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that, except as otherwise agreed by the Administrative Agent: (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction; and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof; provided, further that, a notice of termination of the Aggregate Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions or events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. In addition, unless previously terminated, the Aggregate Commitments shall automatically terminate on the Commitment Termination Date.

Section 2.07    Repayment of Loans. The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the Company outstanding on such date.

Section 2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Loans; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Notwithstanding the foregoing, while an Event of Default under Section 8.01(f) exists, all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09    Fees.

(a)    Ticking Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a ticking fee (the “Ticking Fee”) in Dollars equal to 0.11% per annum times the actual daily amount of undrawn Aggregate Commitments, subject to adjustment as provided in Section 2.18, which fee shall accrue during the period (i) beginning on October 23, 2021 and (ii) ending on the earlier of the Closing Date and the date of termination of the Aggregate Commitments in accordance with Section 2.06 (such earlier date in this clause (ii), the “Ticking Fee Payment Date”). The Ticking Fee shall be due and payable on the Ticking Fee Payment Date.

(b)    Other Fees. The Company shall pay to (i) the Administrative Agent, for its own accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter and (ii) Goldman Sachs, for its own account, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Committed Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to the Company made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Company in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. Except as otherwise provided in Section 3.01, all payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding by Lenders; Presumption by Administrative Agent.

(i)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Committed Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Committed Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the

Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by the Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Company has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Company (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Loan set forth in Section 4.02 are not satisfied or waived in accordance with Section 11.01, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, without limiting the provisions of Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Payment. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.

Section 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that (1) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

Section 2.14    [Reserved].

Section 2.15    [Reserved].

Section 2.16    [Reserved].

Section 2.17    [Reserved].

Section 2.18    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are funded and are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting

Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.19    Designated Lenders. Each of the Administrative Agent and each Lender at its option may make any Loan or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the Company to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that the designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01    Taxes.

(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.

(c)    Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnifications.

(i)    The Company shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability and the calculation thereof delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)    Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(d)(ii).

(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Company or the Administrative Agent to a Governmental Authority, as provided in this Section 3.01, the Company shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Company, as the case may be.

(f)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Company or the Administrative Agent, each Lender shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W–8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–2 or Exhibit L–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 3.01(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Recipient, agrees to repay the amount paid over to the Company

(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the applicable Recipient be required to pay any amount to the Company pursuant to this Section 3.01(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

(h)     Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Facility Termination Date.

Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars with respect to which such Lender has a Commitment hereunder in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended (and, if such notice asserts the illegality of such Lender making or maintaining Base Rate Committed Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Committed Loans (the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans (and, if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate). Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03    Inability to Determine Rates. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)    If (i) the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (A) deposits in Dollars are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B)(i) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan denominated in Dollars or in connection with an existing or proposed Base Rate Committed Loan, and (ii) the circumstances described in Section 3.03(b)(ii) do not apply, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in Dollars shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Committed Loans in Dollars in the amount specified therein.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make, in consultation with the Company, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)    The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Section 3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(f));

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction.

(c)    Mandatory Costs. If any Lender incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay to such Lender such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(d)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a), (b) or (c) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)    Additional Reserve Requirements. The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

Section 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but not loss of anticipated profits or margin) incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or

(c)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the

Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

Section 3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

Section 3.07    Survival. All of the Company’s obligations under this Article III shall survive the resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01    Conditions to the Effective Date. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied:

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the Company covering such customary matters relating to the Company, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(c)    The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President or a Vice President of the Company, or a Financial Officer, certifying (i) that the representations and warranties contained in Article V are true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, are true and correct in all respects) as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, are true and correct in all respects) as of such earlier date and (ii) that no Default or Event of Default has occurred and is continuing as of such date.

(e)    The Administrative Agent, the Lenders and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(f)    At least three (3) Business Days prior to the Effective Date, the Company shall have provided to the Administrative Agent and each Lender the documentation and other customary information reasonably requested by the Administrative Agent or such Lender not less than ten (10) Business Days prior to the Effective Date in order to comply with applicable law, including the Patriot Act. If the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender, to the extent requested by such Lender, shall have received a Beneficial Ownership Certification in relation to the Company.

(g)    The Bridge Arranger shall have received a certificate, dated the Effective Date (which certificate may be conditioned on the occurrence of the Effective Date) and signed by a Responsible Officer of the Company, certifying that the term loan facility provided hereunder (as reasonably determined by the Company) constitutes a Qualifying Term Loan Facility (as defined in the Bridge Commitment Letter), and such certificate shall be deemed to satisfy the obligation of the Company to provide notice of a commitment reduction to the Administrative Agent (as defined in the Bridge Commitment Letter) as required by the Bridge Commitment Letter.

(h)    The Arrangers shall have received for the Company (a) U.S. GAAP audited consolidated balance sheets and related statements of income or operations, stockholders’ equity and cash flows for the three most recent fiscal years ended at least 60 days (or such longer period as may be permissible under SEC rules or regulations from time to time) prior to the Effective Date and (b) U.S. GAAP unaudited consolidated balance sheets and related statements of income or operations, stockholders’ equity and cash flows for each fiscal quarter (other than the fourth quarter) ended at least 40 days (or such longer period as may be permissible under SEC rules or regulations from time to time) before the Effective Date, which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended. The Arrangers acknowledge receipt of all financial information required to be delivered for the Company for all fiscal years and fiscal quarters of the Company ended on or prior to March 31, 2021. The filing with the SEC of an annual or quarterly report on form 10-K or Form 10-Q by the Company containing the financial statements required under this paragraph shall satisfy the applicable requirements of this paragraph, so long as such filings and reports have not been withdrawn or indicated that they should not be relied upon.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02    Conditions to the Closing Date. The obligation of each Lender to make a Loan on the Closing Date is subject solely to the satisfaction or waiver accordance with Section 11.01 of the following conditions precedent:

(a)    The Effective Date shall have occurred.

(b)    The Acquisition shall have been consummated (or shall be consummated substantially concurrently with the closing hereunder) in accordance with the Acquisition Agreement and the Acquisition Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted by the Company, in each case, in any respect that is materially adverse to the Lenders or the Arrangers without the Arrangers’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) any decrease in the aggregate cash and stock consideration set forth in the Acquisition Agreement (such aggregate consideration, the “Acquisition Consideration”) in excess of 10% shall be deemed materially adverse to the Lenders and the Arrangers, (ii) any decrease in the total Acquisition Consideration equal to or less than 10% shall be deemed not materially adverse to the Lenders and the Arrangers to the extent that the cash portion of such decrease is applied to reduce the Commitments on a dollar-for-dollar basis and (iii) any increase in Acquisition Consideration that is not funded with equity (or proceeds of equity) or cash on hand shall be deemed to be materially adverse to the Lenders and the Arrangers); provided that the Arrangers will be deemed to have consented to any such amendment, modification, waiver or consent unless they object thereto in writing (including via email) within ten (10) Business Days of receipt of written notice of such amendment, modification, waiver or consent.

(c)    [Reserved].

(d)    The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) as of such earlier date).

(e)    No Event of Default shall have occurred or be continuing under Section 8.01(a) or 8.01(f) (solely in respect of the Company).

(f)    Except as set forth in the Disclosure Schedules to the Acquisition Agreement as in effect on July 25, 2021, since the date of the Acquisition Agreement, there shall not have been an Acquired Business Material Adverse Effect.

(g)    The Administrative Agent shall have received a solvency certificate from the chief financial officer or principal accounting officer of the Company in the form attached hereto as Exhibit E.

(h)    The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(i)    The Administrative Agent, the Lenders and the Arrangers shall have received all fees and expenses due and payable on or prior to the Closing Date which are required to be paid pursuant to or in connection with this Agreement, to the extent invoiced at least three Business Days prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(j)    At least three (3) Business Days prior to the Closing Date, the Company shall have provided to the Administrative Agent the documentation and other customary information reasonably requested by the Administrative Agent or any Lender not less than ten (10) Business Days prior to the Closing Date in order to comply with applicable law, including the Patriot Act. If the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender, to the extent requested by such Lender not less than ten (10) Business Days prior to the Closing Date, shall have received a Beneficial Ownership Certification in relation to the Company.

(k)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of the Company, or a Financial Officer, certifying as to the satisfaction of the conditions precedent in Section 4.02(b), 4.02(d), 4.02(e) and 4.02(f).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.03    Availability. Notwithstanding any other provision of this Agreement or any other Loan Document, during the period from and including the Effective Date to and including the Closing Date, and notwithstanding (i) that any representation made on the Effective Date was incorrect, (ii) any failure by the Company to comply with the affirmative covenants, negative covenants and financial covenants or the existence of any Event of Default, (iii) any provision to the contrary herein, in any other Loan Document or otherwise or (iv) that any condition to the occurrence of the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (1) cancel any of its Commitments under this Agreement, (2) rescind, terminate or cancel this Agreement or any other Loan Document or exercise any right or remedy or make or enforce any claim under the Loan Documents or otherwise it may have to the extent to do so would prevent, limit or delay the making of its Loans hereunder, (3) refuse to participate in making its Loan when required to do so under this Agreement; provided that the applicable conditions precedent to the making of such Loans set forth in Section 4.02 have been satisfied or waived in accordance with Section 11.01 or (4) exercise any right or remedy including any right of set-off or counterclaim in respect of its Loans thereunder. For the avoidance of doubt, (a) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any such condition to the closing set forth in Section 4.02 is not satisfied on the Closing Date and (b) from the Closing Date and after giving effect to the funding on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Administrative Agent and the Lenders on the Effective Date and the Closing Date (other than as specified below) that:

Section 5.01    Existence, Qualification and Power; Compliance with Laws. The copies of the Organization Documents provided pursuant to Section 4.01(c) are true and correct copies of such Organization Documents, each of which is valid and in full force and effect. Each of the Company and each Subsidiary (a) is duly organized or formed, validly existing and in good standing (or equivalent status, if any) under the Laws of the jurisdiction of its incorporation or organization, except in the case of any Subsidiary, to the extent that the failure to conform to the requirements of this clause (a) could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02    Authorization; No Contravention. The execution, delivery and performance by the Company of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Company’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject, or (c) violate any Law, except in the cases of clause (b) and clause (c) as could not reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document except as may have been obtained.

Section 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected therein pursuant to GAAP.

(b)    The unaudited consolidated balance sheets of the Company and its Subsidiaries dated July 4, 2021 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on each such date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.

Section 5.07    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08    Ownership of Property. Each of the Company and each Subsidiary has good record and marketable title in fee simple or the local equivalent thereof to, or valid leasehold interests in, all material real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.09    Environmental Compliance.

(a)    The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    None of the properties currently or, to the knowledge of the Company formerly owned or operated by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Company, is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by the Company or any of its Subsidiaries or, to the best of the knowledge of the Company, on any property formerly owned or operated by the Company or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Company or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its Subsidiaries; in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    Neither the Company nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to the knowledge of the Company, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries; in each case, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10    [Reserved].

Section 5.11    Taxes. The Company and its Subsidiaries have filed or caused to be filed all Federal, state, national and other tax returns and reports required to be filed, and have paid all Federal, state, national and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. As of the Effective Date, neither the Company nor any Subsidiary is party to any tax sharing agreement.

Section 5.12    ERISA Compliance.

(a)    Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and the Company is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and the Company does not know of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date, (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Company nor any ERISA Affiliate has engaged in a transaction reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the plan administrator thereof under Section 4041(c) of ERISA nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Company or any Subsidiary that is not subject to United States law (a “Foreign Plan”), except as could not reasonably be expected to have a Material Adverse Effect: (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(e)    As of the Effective Date, the Company is not, and will not be, using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Company’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement.

Section 5.13    [Reserved].

Section 5.14    Margin Regulations; Investment Company Act.

(a)    The Company is not engaged, nor will it engage, principally or as one of its important activities, in any business or extend any credit for purposes in violation of Regulation U issued by the FRB.

(b)    The Company is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Company to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained as of the date such report, statement, certificate, information, modification or supplement was so furnished (when taken as a whole and together with the Company’s SEC filings) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time; provided that with respect to projected financial information, if any, the Company represents only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time it being understood and agreed that the financial projections and other forward-looking statements are not a guarantee of financial performance, actual results may differ significantly from such projections or other forward-looking statements and such differences may be material. As of the Effective Date, to the knowledge of the Company and solely to the extent the Company qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, the information included in the Beneficial Ownership Certifications provided by the Company on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 5.16    [Reserved].

Section 5.17    [Reserved].

Section 5.18    Solvency. On the Closing Date and immediately after giving effect to the Transactions to occur on the Closing Date, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.19    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and, to the Company’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. The Company, its Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The terms of this Section 5.19 are subject to Section 1.02(e).

Section 5.20    Affected Financial Institution. The Company is not an Affected Financial Institution.

Section 5.21    Use of Proceeds. The Company will not knowingly, directly or indirectly, use any part of the proceeds of any Loan in material violation of the Patriot Act or the Foreign Corrupt Practices Act of 1977. The Company will not, directly or, to its knowledge indirectly, use any part of the proceeds of any Loan in violation of applicable Sanctions.

ARTICLE VI.

AFFIRMATIVE COVENANTS

On the Effective Date and thereafter until the Facility Termination Date, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

Section 6.01    Financial Statements. Deliver to the Administrative Agent (who shall promptly furnish a copy to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    as soon as made publicly available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC pursuant to Section 13 of the Securities Exchange Act after giving effect to any extension or deferral period permitted by the SEC from time to time), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)    as soon as made publicly available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, 5 days after the date required to be filed with the SEC pursuant to Section 13 of the Securities Exchange Act after giving effect to any extension or deferral period permitted by the SEC from time to time), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under Section 6.01(a) or Section 6.01(b).

Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Financial Officer, which Compliance Certificate shall include financial covenant calculations for the period covered by such Compliance Certificate and details regarding the amount of any Indebtedness excluded from Consolidated Total Debt in the calculation of such financial covenants pursuant to the proviso in the definition of Consolidated Total Debt;

(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)    [reserved];

(d)    promptly, and in any event within five Business Days after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of the Company or any Subsidiary; and

(e)    promptly (i) such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”, and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender shall designate one or more Persons to review and respond to non-PUBLIC Borrower Materials. Notwithstanding the foregoing, the Company shall not be under any obligation to mark the Borrower Materials “PUBLIC”.

Section 6.03    Notices. Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent (for delivery to each Lender) of:

(a)    the occurrence of any Default;

(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority that has resulted or could reasonably be expected to result in a Material Adverse Effect, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, that has resulted or reasonably could be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that is reasonably likely to result in a liability for the Company in an amount in excess of the Threshold Amount;

(d)    any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and

(e)    any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable (subject to any grace periods) or before the same shall become delinquent all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or (b) the failure to pay, discharge or otherwise satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05    Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing (or equivalent status, if any) under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 and (ii) in the case of a Subsidiary, where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) in the case of a transaction permitted by Section 7.04, or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06    Maintenance of Properties.

(a)    Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in the same general area, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.08    Compliance with Laws.

(a)    Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)    Subject to Section 1.02(e), maintain in effect and enforce policies and procedures which are designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and, to the Company’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company and each Subsidiary, taken as a whole.

Section 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that the Lenders will conduct such requests for visits and inspections through the Administrative Agent such that, in the absence of an Event of Default, there shall be no more than one such visit and inspection per year; provided, further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, that the inspection rights of the Administrative Agent and the Lenders shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements.

Section 6.11    Use of Proceeds. Use the proceeds of the Loans solely to: (i) fund, in part, the Acquisition; (ii) refinancing certain Indebtedness of the Target existing on the Closing Date, including Indebtedness arising under the Target Revolving Credit Agreement; and (iii) the payment of fees and expenses incurred in connection with the Transactions.

ARTICLE VII.

NEGATIVE COVENANTS

On the Effective Date and thereafter until the Facility Termination Date:

Section 7.01    Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the Effective Date and listed on Schedule 7.01, and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(d);

(c)    Liens for taxes, assessments, or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including deposits securing reimbursement obligations under letters of credit that do not constitute Indebtedness;

(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)    Liens securing Indebtedness of the Company or any other Subsidiary incurred pursuant to Section 7.03(g), including Capitalized Leases and Synthetic Lease Obligations, to finance the acquisition or lease of fixed or capital assets and Liens on such fixed or capital assets securing any refinancing or replacement of such Indebtedness; provided that (i) such Liens (other than those securing any such refinancing or replacement Indebtedness) shall be created substantially simultaneously with the acquisition or lease of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased;

(j)    Liens on accounts receivable, lease receivables, other payment obligations and related assets subject to any Receivables Facility of the Company or permitted pursuant to Section 7.03(h) securing obligations of the Company and its Subsidiaries in respect of such Receivables Facility;

(k)    Liens on assets of any entity acquired by the Company or any of its Subsidiaries in a transaction permitted under this Agreement; provided that such Liens are in existence on the date of such acquisition and are not created in anticipation thereof;

(l)    Liens securing Swap Contracts permitted under Section 7.03(f);

(m)    any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(n)    Sale and Leaseback Transactions permitted by Section 7.03;

(o)    [reserved];

(p)    precautionary UCC filings in respect of operating leases;

(q)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; and

(r)    other Liens that, when taken together with the amount of Indebtedness incurred by the Company’s Subsidiaries under Section 7.03(k), does not exceed the greater of (i) $1,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets in the aggregate at any time outstanding.

Section 7.02    [Reserved].

Section 7.03    Indebtedness. The Company shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (subject to the proviso below):

(a)    [reserved];

(b)    Sale and Leaseback Transactions in an aggregate amount of up to $250,000,000 during the term of this Agreement, if the gross cash proceeds of any such transaction are at least equal to the fair market value of such property;

(c)    Indebtedness owed to the Company or any Subsidiary of the Company;

(d)    Indebtedness outstanding on the Effective Date and listed on Schedule 7.03, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the applicable borrowers or lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)    Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted under this Section 7.03 or of Indebtedness of the Company;

(f)    obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract;

(g)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and in an aggregate amount not exceeding $250,000,000 at any time outstanding;

(h)    Indebtedness under any Receivables Facility in an aggregate amount for all Receivables Facilities not exceeding $250,000,000 at any time outstanding, and any refinancings, refundings, renewals, extensions or replacements thereof (without any increase in the principal amount thereof);

(i)    Indebtedness of any Person acquired by the Company or any of its Subsidiaries in a transaction permitted under this Agreement; provided that such Indebtedness is in existence on the date of such acquisition and is not created in anticipation thereof;

(j)    Indebtedness of any Finance Subsidiary; and

(k)    other Indebtedness in an aggregate principal amount that, when taken together with the aggregate amount of Liens incurred under Section 7.01(r), does not exceed the greater of (i) $1,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets at any time outstanding.

Section 7.04    Fundamental Changes. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)    any Subsidiary (other than a Receivables Subsidiary) may merge with: (i) the Company; provided that the Company shall be the continuing or surviving Person; and (ii) any one or more other Subsidiaries; provided that when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)    any Subsidiary (other than a Receivables Subsidiary) may Dispose of all or substantially all of its assets (upon merger, voluntary liquidation, dissolution or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Company or a wholly-owned Subsidiary; and

(c)    the Company may merge with another Person; provided that the Company is the continuing or surviving Person.

Section 7.05    [Reserved].

Section 7.06    [Reserved].

Section 7.07    [Reserved].

Section 7.08    [Reserved].

Section 7.09    [Reserved].

Section 7.10    Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

(a)    Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that would constitute a violation of Regulation U of the FRB.

(b)    Subject to Section 1.02(e), request any Committed Borrowing, or use the proceeds of any Loan, whether directly or, to the Company’s knowledge, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent such funding, financing or facilitation would constitute a violation of Sanctions if effected by the Company, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.11    Financial Covenants. After the Closing Date, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, if and for so long as the Company has Debt Ratings that are Investment Grade, permit the maximum ratio of Consolidated Total Debt to Consolidated Total Capitalization (the “Total Debt/Capitalization Ratio”), as of the end of any fiscal quarter of the Company (commencing with the first fiscal quarter end-date to occur after the Closing Date), to be greater than 60%;

provided that if the Company does not have Debt Ratings that are Investment Grade, the Total Debt/Capitalization Ratio shall be replaced by the following two covenants: (a) a maximum Consolidated Leverage Ratio of 4.00:1.00, and (b) a minimum Consolidated Interest Coverage Ratio of 3.00:1.00, which replacement shall become effective as of the last day of the fiscal quarter during which such change in Debt Rating occurs; provided, further that (i) upon the consummation of the Acquisition and (ii) upon notice by the Company to the Administrative Agent upon the consummation of any other acquisition permitted by this Agreement that occurs after the Effective Date with aggregate consideration (including the assumption or incurrence of Indebtedness in connection with such acquisition) equal to or in excess of $375,000,000, in each case, the Company shall be permitted to increase the maximum Total Debt/Capitalization Ratio to 65% (or, if the Company does not have Debt Ratings that are Investment Grade, to increase the maximum Consolidated Leverage Ratio to 4.50:1.00), which such increase shall be applicable for the fiscal quarter of the Company in which such acquisition is consummated and the three consecutive fiscal quarters thereafter (it being understood and agreed that there shall be at least one full fiscal quarter following the cessation of each such increase during which no such increase shall be in effect). The financial covenants will be calculated on a consolidated basis and as of the last day of each consecutive four fiscal quarter period commencing with the first fiscal quarter end-date to occur after the Closing Date.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01    Events of Default. Any of the following shall constitute an “Event of Default”:

(a)    Non-Payment. The Company fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (with respect to the existence of the Company only) or Article VII; or

(c)    Other Defaults. The Company fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days after the earlier of (i) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Company, and (ii) the date on which a Responsible Officer of the Company acquires knowledge thereof; or

(d)    Representations and Warranties. Any representation or warranty, made or deemed made by or on behalf of the Company herein, in any other Loan Document, or in any certificate, document or financial or other statement delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), beyond any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond any applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (t) any repurchase, prepayment, defeasance or redemption, or any offer therefor, of any Indebtedness of any Person acquired by the Company or any Subsidiary in an acquisition permitted pursuant to this Agreement, so long as such repurchase, prepayment, defeasance or redemption, or offer therefor, is required to be made by the documentation governing such Indebtedness solely as a result of a “change of control” of such Person as a result of the consummation of such acquisition, (u) any mandatory prepayment of any bridge financing that is required to be made with the proceeds of any other Indebtedness incurred by the Company or any Subsidiary, or the proceeds of any Disposition of assets or the issuance of Equity Interests consummated by the Company or any Subsidiary, (v) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted hereunder, (w) in the event that a lender under any revolving credit facility becomes a “defaulting lender” (as defined therein), a prepayment or cash collateralization by the Company of any unreallocated portion of such defaulting lender’s outstanding swing line loans under any such revolving credit facility), (x) any required prepayment of Indebtedness secured by a Lien permitted under Section 7.01 as a result of the disposition of the assets subject to such Lien, (y) any event requiring the repurchase, repayment or redemption (automatically or otherwise) or an offer to repurchase, prepay or redeem any Indebtedness, or the delivery of any notice with respect thereto, solely as a result of the Company’s or any of its Subsidiaries’ failure to consummate a merger or other acquisition contemplated to be funded in whole or in part with the proceeds of such Indebtedness, or (z) any right of a holder or holders of any Indebtedness that is convertible into equity securities to require the repurchase, repayment or redemption of such Indebtedness on a predetermined date provided in the documentation for such Indebtedness, or an offer to repurchase, repay or redeem such Indebtedness on such date or the delivery of a notice with respect thereto), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, unless such cash collateral could be provided without contravening Section 7.01; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (B) any Termination Event under Section 5(b)(iv) (i.e., the Section with regard to “Credit Event Upon Merger”; it being understood that if in a subsequent form such “Credit Event Upon Merger” provision is located in a different Section, then this clause (B) shall refer to such new Section) (or any analogous event howsoever described) of such Swap Contract or any Additional Termination Event (as defined in such Swap Contract), in each case with respect to this clause (B) (x) in respect of which the Company or any Subsidiary is the sole Affected Party (as defined in such Swap Contract) unless the relevant Additional Termination Event is (I) an optional early termination right exercised by the other party to the Swap Contract, where such right is not conditioned upon the occurrence of any specific event, condition or circumstance affecting the Company or any such Subsidiary, or (II) an Additional Termination Event resulting solely from a decline in the ratings of the Company or its Subsidiaries, or (y) in respect of which the Company has failed to pay the Swap Termination Value owed by it when required pursuant to the terms of such Swap Contract (giving effect to any applicable grace period) and, in either event with respect to clause (A) or (B), the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that a termination event (or other similar event) under a Receivables Facility of the Company or permitted pursuant to Section 7.03(h) resulting solely from a decline in the ratings of the Company or its Subsidiaries shall not constitute an Event of Default; or

(f)    Insolvency Proceedings, Etc. The Company or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)    Judgments. There is entered against the Company or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and has acknowledged coverage), and there is a period of 60 consecutive days during which such judgment is not satisfied or discharged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount ; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the occurrence of the Facility Termination Date, ceases to be in full force and effect; or the Company or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or the Company denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document except to the extent otherwise permitted hereunder or thereunder; or

(k)    Change of Control. There occurs any Change of Control.

For the avoidance of doubt, no Default or Event of Default (other than, to the extent such Event of Default actually occurs, an Event of Default under Section 8.01(a) or 8.01(f) (solely in respect of the Company)) shall be deemed to have occurred under this Agreement or any other Loan Documents until after the funding of the Loans on the Closing Date.

Section 8.02    Remedies Upon Event of Default. Subject to Section 4.03, if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law or equity;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any applicable Debtor Relief Law, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

ARTICLE IX.

ADMINISTRATIVE AGENT

Section 9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are, other than with respect to the Company’s consent rights in Section 9.06, solely for the benefit of the Administrative Agent and the Lenders, and, except for such consent rights, the Company shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender.

The Administrative Agent shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution, or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 9.04    Reliance by Administrative Agent.

(a)    The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)    For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date or Closing Date, as applicable, specifying its objection thereto.

Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which successor shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, and/or the consent of the Company has not been granted, within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders, the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, with the consent of the Company (such consent not be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(k) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent, and (B) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including holding any collateral security on behalf of any of the Lenders and in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger or a Lender hereunder.

Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief law or any other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative

Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender, or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Section 9.11    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.

[RESERVED]

ARTICLE XI.

MISCELLANEOUS

Section 11.01    Amendments, Etc. Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Required Lenders and the Company and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default is not considered an extension or increase in the Commitment of any Lender);

(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) in the final proviso of this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate;

(e)    change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

provided, further, that, notwithstanding anything to the contrary herein: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, nor amounts owed to such Defaulting Lender reduced, or the final maturity thereof extended, without the consent of such Defaulting Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (v) the Required Lenders shall determine whether or not to allow the Company to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (vi) this Agreement may be amended, or amended and restated, without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and (vii) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 11.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Company or the Administrative Agent, Bank of America, N.A., to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in Section 11.02(b).

(b)    Electronic Communications. Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF

ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Company and the Administrative Agent may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States federal or state securities laws.

(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03    No Waiver; Cumulative Remedies; Enforcement.

(a)    No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Company or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Company under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of (x) one primary counsel to the Administrative Agent, (y) one firm of specialty and/or regulatory counsel retained by the Administrative Agent in each applicable specialty or regulatory area, and (z) one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of (and advice in connection with) this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that for purposes of this clause (ii), the reasonable and documented out-of-pocket fees, charges and disbursements of counsel shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of (w) one primary counsel to the Administrative Agent and the Lenders, taken together, (x) one firm of specialty and/or regulatory counsel retained by the Administrative Agent in each applicable specialty or regulatory area, (y) one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction, and (z) in the case of any actual, asserted or perceived conflict of interest, upon notice to the Company in connection with the retaining of such separate counsel, one additional counsel to each group of affected Persons similarly situated, taken together.

(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the syndication of Commitments hereunder, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to such Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim against such Indemnitee as determined by a court of competent jurisdiction, or (z) result from a claim of any Indemnitee solely against one or more other Indemnitees that has not resulted from the action, inaction, participation or contribution of the Company or any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives (other than any claim against any Indemnitee or any of its Affiliates in its capacity as the Administrative Agent or an Arranger); provided, further that the fees, charges and disbursements of counsel indemnified pursuant to this Section 11.04(b) shall be limited to the fees, charges and disbursements of (w) one primary counsel to the Indemnitees, taken together, (x) one firm of specialty and/or regulatory counsel in each applicable specialty or regulatory area, (y) one firm of local counsel in each applicable jurisdiction, and (z) in the case of any actual, asserted or perceived conflict of interest, upon notice to the Company in connection with the retaining of such separate counsel, one additional counsel to each group of affected Indemnitees similarly situated, taken together. Without limiting the provisions of Section 3.01, this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related

Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Subject to the exclusion in clause (x) of Section 11.04(b), no Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, and the Facility Termination Date.

Section 11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery and to the extent permitted by applicable law, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) (being with respect to a Lender, such Lender’s Applicable Percentage) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Facility Termination Date.

Section 11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents(including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B)    in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A)    (1) prior to the Closing Date, the consent of the Company shall be required (such consent not to be unreasonably withheld or delayed) and (2) from and after the Closing Date, the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    [Reserved].

(g)    Disqualified Institutions.

(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 11.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender or participant, and (B) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 11.06(g)(i) shall not be void, but the other provisions of this Section 11.06(g) shall apply.

(ii)    If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of Section 11.06(g)(i), or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Company owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof, and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (1) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b), and (2) such assignment does not conflict with applicable Laws.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for Public Lenders, and (B) provide the DQ List to each Lender requesting the same.

Section 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent or such Lender shall, to the extent permitted by law, notify the Company prior to such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section 11.07.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to the extent such Information is information pertaining to this Agreement that is routinely provided by agents and lenders to data service providers, including league table providers, that serve the lending industry.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company against any and all of the several obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10    Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered hereunder or thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.

Section 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted indemnification, tax, gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).

Section 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13    Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)    the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Section 11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (I) THE INTERPRETATION OF THE DEFINITION OF ACQUIRED BUSINESS MATERIAL ADVERSE EFFECT AND WHETHER OR NOT AN ACQUIRED BUSINESS MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION REPRESENTATIONS AND WHETHER AS A RESULT OF ANY BREACH OR INACCURACY THEREOF THE COMPANY, ITS APPLICABLE SUBSIDIARIES OR THEIR RESPECTIVE AFFILIATES HAVE THE RIGHT TO TERMINATE THEIR RESPECTIVE OBLIGATIONS UNDER THE ACQUISITION AGREEMENT, OR TO DECLINE TO CONSUMMATE (OR OTHERWISE DO NOT HAVE AN OBLIGATION TO CLOSE) THE TRANSACTIONS PURSUANT TO THE ACQUISITION AGREEMENT AND (III) THE DETERMINATION OF WHETHER THE TRANSACTIONS HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED SOLELY IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE OR COUNTRY.

(b)    SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16    Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform

Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.17    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Patriot Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 11.18    [Reserved].

Section 11.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) the Company is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person, and (ii) neither the Administrative Agent and nor any Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that the Company may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	PERKINELMER, INC.,
a Massachusetts corporation

	By:	/s/ James M. Mock
	Name:	James M. Mock
	Title:	Senior Vice President and Chief Financial Officer

PERKINELMER, INC.

CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Alexandra Korchmar
	Name:	Alexandra Korchmar
	Title:	Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	Goldman Sachs Bank USA
as a Lender

	By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Alexandra Korchmar
	Name:	Alexandra Korchmar
	Title:	Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Gregory T. Martin
	Name:	Gregory T. Martin
	Title:	Executive Director

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Eugene Stunson
	Name:	Eugene Stunson
	Title:	Director

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	MIZUHO BANK, LTD.
as a Lender

	By:	/s/ John Davies
	Name:	John Davies
	Title:	Authorized Signatory

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	PNC Bank, National Association
as a Lender

	By:	/s/ Joseph Guilmartin
	Name:	Joseph Guilmartin
	Title:	Managing Director

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	TD Bank, N.A.
as a Lender

	By:	/s/ Steve Levi
	Name:	Steve Levi
	Title:	Senior Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	U.S. Bank National Association
as a Lender

	By:	/s/ Maria Massimino
	Name:	Maria Massimino
	Title:	Senior Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	Citibank, N.A.,
as a Lender

	By:	/s/ Richard Rivera
	Name:	Richard Rivera
	Title:	Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	HSBC Bank USA, National Association,
as a Lender

	By:	/s/ Kyle Patterson
	Name:	Kyle Patterson
	Title:	Senior Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

LENDER	COMMITMENT	APPLICABLE PERCENTAGE
Goldman Sachs Bank USA	$66,666,666.00	13.333333332%
Bank of America, N.A.	$66,666,666.00	13.333333332%
JPMorgan Chase Bank, N.A.	$66,666,666.00	13.333333332%
Wells Fargo Bank, National Association	$66,666,666.00	13.333333332%
Mizuho Bank, Ltd.	$45,000,000.00	9.000000000%
PNC Bank, National Association	$45,000,000.00	9.000000000%
TD Bank, N.A.	$45,000,000.00	9.000000000%
U.S. Bank National Association	$45,000,000.00	9.000000000%
Citibank, N.A.	$35,000,000.00	7.000000000%
HSBC Bank USA, N.A.	$18,333,336.00	3.666667200%

TOTAL	$500,000,000.00	100.0%

SCHEDULE 7.01

EXISTING LIENS

DEBTOR:                PERKINELMER, INC.

JURISDICTION:    MASSACHUSETTS, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL[1]
200972473130	4/16/2009	UCC	Hewlett- Packard Financial Services Company	Equipment, software and proceeds

201307892570	11/6/2013	UCC	PNC Equipment Finance, LLC	Equipment and proceeds

201412677420	06/17/2014	UCC	Cisco Systems Capital Corporation	Equipment and proceeds

201625421070	1/11/2016	UCC	Apple Financial Services	Equipment and proceeds

202062392130	2/17/2020	UCC	Corporation Service Company, as Representative	All personal property and general intangibles, including related accessions, accessories, replacements and proceeds and certain future receivables as detailed in the Loan Agreement

202073384140	12/28/2020	UCC	Toyota Industries Commercial Finance, Inc.	Equipment and proceeds

DEBTOR:                CISBIO US INC.

JURISDICTION:    MASSACHUSETTS, SECRETARY OF THE COMMONWEALTH

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
201954010200	03/25/2019	UCC	Thermo Fisher Financial Services	Equipment

[1]	Reference is made to each financing statement for a complete description of the collateral.

DEBTOR:                OMNI INTERNATIONAL, INC.

JURISDICTION:    GEORGIA, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
0332010-02470	05/18/2010	UCC	U.S. Small Business Administration and Georgia Certified Development Corporation	Equipment (which may be attached to real property) and proceeds

332018-07683	12/07/2018	UCC	First-Citizens Bank & Trust Company	All Accounts, General Intangibles, Inventory, Equipment, Furnishings and Other Goods; and proceeds

DEBTOR:                PERKINELMER HEALTH SCIENCES, INC.

JURISDICTION:    DELAWARE, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
20205004504	07/21/2020	UCC	Thermo Fisher Financial Services, Inc.	Equipment/License

DEBTOR:                VIACORD, LLC

JURISDICTION:    DELAWARE, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
2012 4923829	12/18/2012	UCC	Susquehanna Commercial Finance, Inc.	Equipment and proceeds

SCHEDULE 7.03

EXISTING INDEBTEDNESS

I. Senior Unsecured Revolver. The Revolving Credit Agreement with aggregate commitments of $1,000,000,000. As of July 5, 2021, outstanding borrowings were $125,000,000.

II. Capital Lease Obligations. Capital Lease Obligations in the aggregate amount of $210,127,000.

III. Other Debt Facilities. Other debt facilities include: (1) Euro-denominated bank loans with an aggregate carrying value of $10,500,000 (or €8,800,000) as of July 5, 2021 and (2) a secured bank loan in the amount of $300,000 as of July 5, 2021.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

On file with the Administrative Agent.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender][1]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Company:	PerkinElmer, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	Credit Agreement dated as of August 11, 2021 among PerkinElmer, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent.

[1]	Select as applicable.
[2]	Select as applicable.

Exhibit A – Page 1

6.	Assigned Interest:

Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitments/Loans[3]
$	$	%
$	$	%
$	$	%

[7.	Trade Date: 4]

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
[4	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.]

Exhibit A – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:

PERKINELMER, INC.

By:
Name:
Title:]

Exhibit A – Page 3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and

Annex 1 – Page 1

Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 – Page 2

EXHIBIT B

[RESERVED]

Exhibit B – Page 1

EXHIBIT C

[FORM] OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Company hereby requests (select one):

☐	A Committed Borrowing

☐	A [conversion][continuation] of Committed Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

                                                     [Type of Committed Loan requested]

4.	For Eurocurrency Rate Loans: with an Interest Period of months.[5]

The Loan requested herein is conditioned on the closing and consummation of the Acquisition, and may be revoked by the Company hereby reserves the right to revoke this notice (by notice to the Administrative Agent on or prior to the making of the Loan requested herein) if such condition is not satisfied.

[Signature Page Follows]

[5]

With respect to the Company’s initial Interest Period election on the Closing Date, the Company may elect an initial Interest Period of less than one month for Eurocurrency Rate Loans made on the Closing Date (it being understood that the rate for such initial Interest Period will be based on Eurocurrency Rate Loans for a one month Interest Period).

Exhibit C – Page 1

PERKINELMER, INC.

By:
Name:
Title:

Exhibit C – Page 2

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date:

To:    Bank of America, N.A., as Administrative Agent

Date:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the [                    ] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the Financial Statement Date referenced above, together with the report and opinion of a Registered Public Accounting Firm as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the Financial Statement Date referenced above. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all of its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

Exhibit D – Page 1

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3.    The financial covenant analysis and information (including the calculations required pursuant to Section 6.02(a) of the Credit Agreement) set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date referenced above.

PERKINELMER, INC.

By:
Name:
Title:

Exhibit D – Page 2

SCHEDULE 1

to the Compliance Certificate

Capitalized terms used on this Schedule 1 and not defined herein shall have the meanings provided in the Credit Agreement. In the event of conflict between the provisions and formulas set forth on this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas set forth in the Credit Agreement shall prevail.

Financial Statement Date:

Debt Ratings:

Moody’s	[ ]
S&P	[ ]
Fitch	[ ]

A.	IF DEBT RATINGS ARE INVESTMENT GRADE:

1.	Consolidated Total Debt

(i)	all obligations of the Company and its Subsidiaries for borrowed money and all obligations of the Company and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including convertible debt obligations)	$[ , , ]

(ii)	all direct or contingent obligations of the Company and its Subsidiaries arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than (i) trade letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof, and (ii) standby letters of credit and performance letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof)	$[ , , ]

(iii)	net obligations of the Company and its Subsidiaries under any Swap Contract	$[ , , ]

(iv)	all obligations of the Company and its Subsidiaries to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent)	$[ , , ]

(v)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by the Company or any Subsidiary (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or such Subsidiary or is limited in recourse	$[ , , ]

Schedule 1 – Page 1

(vi)	Capitalized Leases of the Company and its Subsidiaries, Synthetic Lease Obligations of the Company and its Subsidiaries and all obligations under any Receivables Facility entered into by the Company and its Subsidiaries	$[ , , ]

(vii)	all obligations of the Company and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in the Company or any Subsidiary or any parent entity of the Company or any Subsidiary, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends	$[ , , ]

(viii)	all Guarantees provided by the Company and its Subsidiaries with respect to obligations specified in clauses (i) through (vii) above	$[ , , ]

(ix)	Unless already included above, indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar limited liability entity under foreign law) in which the Company or any Subsidiary is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary	$[ , , ]

(x)	aggregate principal amount of Pre-Funded Acquisition Debt	$[ , , ]

(xi)	Consolidated Total Debt (the sum of clauses (i) through (ix) above minus clause (x))[6]	$[ , , ]

2.	Consolidated Total Capitalization

(i)	Consolidated Total Debt (see the amount set forth in clause A.1.(x) above):	$[ , , ]

(ii)	Consolidated shareholder’s equity for the Company and its Subsidiaries:	$[ , , ]

(iii)	Any non-cash charges or expenses associated with the write-down of goodwill and/or other intangible assets of the Company and its Subsidiaries[7]	$[ , , ]

(iv)	Consolidated Total Capitalization (the sum of clauses (i) through (iii) above)	$[ , , ]

3.	Total Debt/Capitalization Ratio (clause A.1.(x) above divided by clause A.2.(iv) above):	[ ]	%

[6]

The following is a description of any Indebtedness which is excluded from the calculation of Consolidated Total Debt set forth herein pursuant to the proviso set forth in the definition of Consolidated Total Debt: [insert description of any obligations excluded pursuant to such proviso, including the date on which such irrevocable repayment or redemption notice was given, the amount of the obligations so excluded and the date on which such obligations will be repaid].

[7]

Such aggregate amount shall not exceed the greater of (1) $200,000,000, and (2) 5% of consolidated total intangible assets of the Company and its Subsidiaries, in each case incurred or booked from and after the Effective Date.

Schedule 1 – Page 2

B.	IF DEBT RATINGS ARE NOT INVESTMENT GRADE:

1.	Consolidated Total Debt (see the amount set forth in clause A.1.(x) above)			$[ , , ]

2.	Consolidated EBITDA

(i)	Consolidated Net Income:			$[ , , ]

(ii)	the below, without duplication and in each case to the extent deducted in calculating Consolidated Net Income reflected in clause (i) above:

	(a)	total Federal, state, foreign or other income or franchise taxes:		$[ , , ]

	(b)	Consolidated Interest Expense (excluding total accrued interest expense with respect to Pre-Funded Acquisition Debt so long as such Indebtedness remains Pre-Funded Acquisition Debt):		$[ , , ]

	(c)	depreciation and amortization expense:		$[ , , ]

	(d)	non-cash stock-based compensation expense:		$[ , , ]

	(e)	any extraordinary, unusual or non-recurring expenses, losses and charges

		(1)	impairment charges:	$[ , , ]

		(2)	any restructuring or consolidation charges or restructuring or consolidation reversals:	$[ , , ]

		(3)	any loss from Dispositions or the sales of assets outside the ordinary course of business:	$[ , , ]

		(4)	acquisition and divestiture-related costs, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets:	$[ , , ]

		(5)	amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness:	$[ , , ]

		(6)	expenses related to implementation of cost savings and business optimization initiatives and operating expense reductions:	$[ , , ]

		(7)	non-recurring non-cash expenses that represent an accrual or reserve for a cash expenditure in a future period (it being understood and agreed that such cash expenditure in such future period shall be subtracted from Consolidated EBITDA pursuant to clause (iii)(c) below when paid):	$[ , , ]

Schedule 1 – Page 3

	(f)	all other non-cash charges and expenses including gain or loss adjustment related to the Company’s pension and post-retirement plans for the difference between expected and actual actuarial assumptions:	$[ , , ]

(iii)	the below, without duplication and in each case to the extent included in calculating Consolidated Net Income reflected in clause (i) above:

	(a)	any extraordinary, unusual or non-recurring income or gains (including any gain from Dispositions or the sales of assets outside of the ordinary course of business):	$[ , , ]

	(b)	income tax credits (to the extent not netted from income tax expense):	$[ , , ]

	(c)	all cash payments made on account of non-recurring non-cash expenses added back pursuant to clause (ii)(e)(7) above in a previous period (it being understood that this clause (iii)(c) shall not be utilized in reversing any non-cash expense added back):	$[ , , ]

	(d)	all other non-cash income and gains:	$[ , , ]

(iv)	Consolidated EBITDA (clause (i) above plus the aggregate amount of all items specified in clause (ii) above minus the aggregate amount of all items specified in clause (iii) above:		$[ , , ]

3.	Consolidated Leverage Ratio (clause B.1. above divided by clause B.2.(iv) above):		[ : ]

4.	Consolidated Interest Coverage Ratio (clause B.2.(iv) above divided by clause B.2.(ii)(b) above):		[ : ]

Schedule 1 – Page 4

EXHIBIT E

[FORM OF] SOLVENCY CERTIFICATE

[            ], 202[  ]

This Solvency Certificate is delivered pursuant to Section 4.02(g) of the Credit Agreement, dated as of August 11, 2021 (the “Credit Agreement”), among PerkinElmer, Inc., a Massachusetts corporation, as borrower (the “Company”), the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the Company and not in his individual capacity, as follows:

1.    I am the Chief Financial Officer of the Company. I am familiar with the Transactions and have reviewed the Credit Agreement, financial statements referred to in Section 6.01 of the Credit Agreement and such documents and made such investigation as I deemed relevant for the purposes of this Solvency Certificate.

2.    As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, equals or exceeds the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated and going concern basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Company and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the respective businesses as contemplated as of the date hereof. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard 5).

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Company and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Signature Page Follows]

Exhibit E – Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

PERKINELMER, INC.

By:
Name:
Title:	Chief Financial Officer

Exhibit E – Solvency Certificate

EXHIBIT F

[RESERVED]

Exhibit F - Page 1

EXHIBIT G

[RESERVED]

Exhibit G - Page 1

EXHIBIT H

[FORM OF] NOTE

FOR VALUE RECEIVED, PERKINELMER, INC. (the “Company”) HEREBY UNCONDITIONALLY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned Company pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The Company promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Rate Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Company hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Company.

Whenever in this Note reference is made to the Administrative Agent, the Lender or the Company, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Company’s successors and assigns shall include a receiver, trustee or debtor in possession of or for the Company.

This Note shall be construed in accordance with and governed by the law of the State of New York.

*****

Exhibit H - Page 1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized.

PERKINELMER, INC.

By:
Name:
Title:

Exhibit H - Page 2

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Schedule - Page 1

EXHIBIT I

[RESERVED]

Exhibit I - Page 1

EXHIBIT J

[FORM OF] NOTICE OF LOAN PREPAYMENT

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Borrower hereby notifies the Administrative Agent that on [date] pursuant to the terms of Section 2.05 of the Credit Agreement, the Company intends to prepay/repay the following Loans as more specifically set forth below:

☐    Optional prepayment of Committed Loans in the following amount(s):

☐    Eurocurrency Rate Loans: $

Applicable Interest Period:

☐    Base Rate Loans: $

[This notice is conditioned upon the effectiveness of other credit facilities [or the occurrence of any one or more other transactions or events], and may be revoked by the Company (by notice to the Administrative Agent on or prior to the making of the prepayment referenced herein) if such condition is not satisfied.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit J - Page 1

IN WITNESS WHEREOF, the undersigned Company has caused this Notice of Loan Prepayment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PERKINELMER, INC.

By:
Name:
Title:

Exhibit J - Page 2

EXHIBIT K

[RESERVED]

Exhibit K - Page 1

EXHIBIT L-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit L-1 - Page 1

EXHIBIT L-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit L-2 – Page 1

EXHIBIT L-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit L-3 – Page 1

EXHIBIT L-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]